SPECIAL RISK ACCIDENTAL DEATH AND DISMEMBERMENT
REINSURANCE AGREEMENT

ARTICLEPAGE

COVERAGE	2
TERM	3
SPECIAL TERMINATION	3
TERRITORY	4
EXCLUSIONS	4
DEFINITIONS	5
NET RETAINED LIABILITY	6
EXTRA CONTRACTUAL OBLIGATIONS	6
RESERVES AND FUNDING	7
DELAYS, ERRORS, OR OMISSIONS	10
ENTIRE AGREEMENT/AMENDMENTS	10
ACCESS TO RECORDS	10
INSOLVENCY	10
ARBITRATION	11
SEVERABILITY	13
TAXES	13
FEDERAL EXCISE TAX	13
CURRENCY	13
SERVICE OF SUIT	14
COMPLIANCE	15
COUNTERPARTS	15
INTERMEDIARY	15
____________________________________

EXHIBIT A -- QUOTA SHARE	16

EXHIBIT B -- PER PERSON EXCESS OF LOSS	18

EXHIBIT C -- PER POLICY AGGREGATE EXCESS OF LOSS	21

EXHIBIT D -- WAR RISK	24

EXHIBIT E -- KNOWN CONCENTRATIONS	26

EXHIBIT F -- UNUSUAL RISK	28

ATTACHMENT A	30

ATTACHMENT B	35

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SPECIAL RISK ACCIDENTAL DEATH AND DISMEMBERMENT
REINSURANCE AGREEMENT

THIS AGREEMENT is made and entered into by and between PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation, and/or any subsidiaries or affiliated companies (hereinafter called the "Company") of the one part, and the various Reinsurers as identified by the Participation Pages attaching to and forming a part of this Agreement (hereinafter called the "Reinsurers") of the other part.

The parties hereto agree as hereinbelow, in consideration of the mutual covenants contained in the following Articles and attached Exhibits and upon the terms and conditions set forth therein:

COVERAGE

As respects Exhibits A, D, E, and F of this Agreement, the Company will cede to the Reinsurers, and the Reinsurers will accept a quota share participation in respect to all applicable Accidental Death and Dismemberment benefits provided by policies classified by the Company as set forth below.  Additionally, as respects Exhibits B and C of this Agreement, the Reinsurers will indemnify the Company for losses under all applicable Accidental Death and Dismemberment benefits provided by policies classified by the Company as set forth below:

BUSINESS TRAVEL ACCIDENT, BASIC ACCIDENTAL DEATH AND DISMEMBERMENT, VOLUNTARY ACCIDENTAL DEATH AND DISMEMBERMENT, INCLUDING BUSINESS UNDERWRITTEN ON BEHALF OF THE COMPANY BY JOHNSON, ROONEY, WELCH INCORPORATED.

Notwithstanding the above, the liability of the Reinsurers for losses occurring under Exhibits A, B, C, D, E, and F during the 12-month term of this Agreement will not exceed $150,000,000 in the aggregate. As respects losses directly or indirectly arising from nuclear, chemical, or biological acts of terrorism under Exhibits A, B, C, D, E, and F during the 12-month term of this Agreement, there will be an aggregate limit of liability to the Reinsurers of $50,000,000.

All reinsurance for which the Reinsurers will be obligated by virtue of this Agreement will be subject to the same terms, conditions, interpretations, waivers, modifications, and alterations as the respective policies of the Company to which this Agreement applies, subject always to the terms and conditions of this Agreement.  Nothing herein will in any manner create any obligations or establish any rights against the Reinsurers in favor of any third parties or any persons not parties to this Agreement except as provided in the Insolvency Article.

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TERM

With respect to Exhibit A only:  This Agreement will apply to all losses occurring during the 12-month term extending from 12:01 a.m. local standard time (as set forth in the Company's policies) on November 1, 2010, to 12:01 a.m. local standard time on November 1, 2011, on policies in force as of 12:01 a.m. local standard time on November 1, 2010, or written with effective dates during the term of this Agreement. At Agreement expiration, the Reinsurers will not be liable for any losses occurring on or after the date of Agreement expiration.

With respect to Exhibits B, C, D, E, and F:  This Agreement will apply to all losses occurring on policies written with effective dates during the 12-month term extending from 12:01 a.m. local standard time (as set forth in the Company's policies) on November 1, 2010, to 12:01 a.m. local standard time on November 1, 2011.  At Agreement expiration, the Reinsurers will remain liable for all losses under policies in force until one year from the effective date of the facultative coverage.

With respect to Exhibits A, B, C, D, E and F: The Company, at its sole discretion, may elect to cancel and rewrite this Agreement with the Reinsurers identified by the Participation Pages attaching to and forming a part of this Agreement for an additional 12-month term as of 12:01 a.m. local standard time on March 1, 2011, by giving at least 30 days prior written notice to the Reinsurers.  During any such period of notice the parties will remain bound by the terms of this Agreement.

Notwithstanding the expiration of this Agreement as hereinabove provided, the provisions of this Agreement will continue to apply to all obligations and liabilities of the parties incurred hereunder to the end that all such obligations and liabilities will be fully performed and discharged.

SPECIAL TERMINATION

The Company, at its sole discretion, may terminate any Reinsurer's participation hereon at any time on a run-off or cut-off basis by giving 30 days prior written notice to said Reinsurer upon the happening of any one of the following circumstances:

A.	The Reinsurer has been assigned a S&P rating of less than BBB+ or a Moody's rating of less than Baa3;

B.	The Reinsurer ceases assuming new and renewal accident and health treaty reinsurance;

C.	A state insurance department or other legal authority orders the Reinsurer to cease writing business;

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D.
The Reinsurer has become insolvent or has been placed into liquidation or receivership (whether voluntary or involuntary), or there has been instituted against it proceedings for the appointment of a receiver, liquidator, rehabilitator, conservator, or trustee in bankruptcy, or other agent known by whatever name, to take possession of its assets or control of its operations;

E.
The Reinsurer's surplus has been reduced by whichever is greater, either 20% of the amount of surplus at the inception of this Agreement or 20% of the amount at the latest anniversary, or the Reinsurer has lost any part of, or has reduced, its paid-up capital (this provision E. will not apply to Underwriting Members of Lloyd's, London);

F.	The Reinsurer has merged with or has become acquired or controlled by any company, corporation, or individual(s) not controlling the Reinsurer's operations previously;

G.	The Reinsurer has reinsured its entire liability under this Agreement without the Company's prior written consent.

If said Reinsurer's participation is terminated pursuant to subparagraphs A. through G. above, then the Company, at its sole discretion, may elect to commute the Reinsurer's liability for losses, including loss expense, whether known or unknown, on policies covered under this Agreement.  In the event the Company and the Reinsurer cannot agree upon the capitalized value of the Reinsurer's liability on such policies, the two parties will submit the matter for resolution pursuant to the provisions of the Arbitration Article.

TERRITORY

The territorial scope of this Agreement will follow that of the Company's policies.

EXCLUSIONS

The exclusions applicable to this Agreement will follow the exclusions in the Company's policies.  Additionally, this Agreement does not apply to and specifically excludes the following:

A.	Assumed treaty reinsurance.

B.	Any amount reimbursed or assessed the Company through its participation in Special Pooled Risk Administrators (SPRA) which arises from claims submitted to SPRA from members other than the Company.

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C.           Travel Card, Charge and Credit Card business.

D.           Airport Coupon and ticket business.

E.           Disability business.

F.	Medical business (other than accident medical).

G.	Professional Sports business.

H.           Loss, claim or liability as excluded per the Company's policies.

I.           American Institute of Certified Public Accountants (AICPA).

J.	Travel Agency business.

K.	Active duty Armed Forces.

DEFINITIONS

The following terms, wherever used in this Agreement, will have the meanings set forth herein, and will be deemed to refer to the singular, plural, or otherwise inflected forms of such terms, as the context requires.  These definitions will apply to Exhibits A, B, C, D, E and F, unless otherwise indicated.

A.
"Loss" will mean the amount of any benefit, settlement, award, or judgment, including any claim interest, paid by the Company or for which the Company has become liable to pay including 100% of any claims related extra contractual obligations.  All recoveries and subrogations, which are actually recovered, and inuring reinsurance whether recovered or not, will be deducted from the amount of the loss.  Loss will not include loss expense.

B.
"Loss expense," as respects Exhibits A, D, E, and F, will mean all expenses incurred by the Company in the investigation, appraisal, adjustment, litigation and/or defense of claims under policies reinsured hereunder, including court costs, interest accrued prior to and after final judgment, but excluding internal office expenses, salaries, per diem, and other remuneration of regular Company employees.  The Reinsurers will pay their pro rata shares of all loss expense, including a pro rata share of loss expense in addition to their limit of liability under this Agreement as set forth in the Limit of Liability sections of the attached Exhibits A, D, E, and F, and the Reinsurers will benefit pro rata in all subrogations, discounts, and other recoveries.

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C.
"Loss expense," as respects Exhibits B and C, will mean all expenses incurred by the Company in the investigation, appraisal, adjustment, litigation and/or defense of claims under policies reinsured hereunder, including court costs, interest accrued prior to final judgment if included as part of expense on reinsured policies, and interest accrued after final judgment, but excluding internal office expenses, salaries, per diem, and other remuneration of regular Company employees.  Loss expense will be apportioned between the Company and the Reinsurers in proportion to their respective interests as finally determined in addition to the retentions and limits set forth in the attached Exhibits B and C.  However, in the event a verdict or judgment is reduced by an appeal or a settlement, subsequent to the entry of the judgment, resulting in an ultimate saving on such verdict or judgment, or a judgment is reversed outright, the loss expense incurred in securing such final reduction or reversal will be prorated between the Reinsurers and the Company in the proportion that each benefits from such reduction or reversal, and the expenses incurred up to the time of the original verdict or judgment will be prorated in proportion to each party's interest in such verdict or judgment.

D.	"Policies" will mean all policies, binders, contracts, or agreements of insurance or reinsurance, whether written or oral.

NET RETAINED LIABILITY

The excess of loss layers of this Agreement (Exhibits B and C) will apply only to that portion of any insurance or reinsurance that the Company retains net for its own account prior to application of the quota share layer (Exhibit A).  Such portion will be used in calculating the amount of loss hereunder as well as the amount in excess of which the excess of loss layers apply. The amount of the Reinsurers' liability hereunder with respect to any loss will not be increased by the inability of the Company to collect from any other reinsurers any amounts that may have become due from them, whether such inability arises from the insolvency of such reinsurers or otherwise.

EXTRA CONTRACTUAL OBLIGATIONS

This Agreement will cover any loss arising from claims related extra contractual obligations, if subject to all the other terms of this Agreement, the Company through written communication, in advance of any action, notifies the Reinsurers of such action.  Recognizing the urgent nature of these communications, the Reinsurers agree to promptly respond.  If a Reinsurer concurs in writing to the actions or decisions proposed by the Company, then that Reinsurer will share in any claims related extra contractual obligations.  If a Reinsurer does not respond promptly, it will be deemed as concurrence with the Company's action or decision.  If a Reinsurer does not concur with the Company on the proposed action, said Reinsurer will remit its share of the loss and with that

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payment the Reinsurer will be released from its liability as respects that claim.  The amount of loss is defined as the amount of benefit claimed and related loss expense as of the date of the request of the consultation.

"Extra contractual obligations" as used in this Agreement will mean those liabilities not covered under any other provision of this Agreement, which arise from the handling of any claim on business covered hereunder, such liabilities arising because of, but not limited to, the following:  failure to settle within the policy limit, by reason of alleged or actual negligence, fraud, or bad faith in rejecting an offer of settlement, in the preparation of the defense, in the trial of any action against the insured or reinsured, or in the preparation or prosecution of an appeal consequent upon such action.

There will be no recovery hereunder for an extra contractual obligation loss that has been incurred due to fraud committed by a member of the board of directors or a corporate officer of the Company, acting individually, collectively, or in collusion with a member of the board of directors, a corporate officer, or a partner of any other corporation, partnership, or organization involved in the defense or settlement of a claim on behalf of the Company.

The date on which any extra contractual obligation is incurred by the Company will be deemed, in all circumstances, to be the date of the original loss.  Nothing in this Article will be construed to create a separate or distinct loss apart from the original covered loss that gave rise to the extra contractual obligations discussed in the preceding paragraphs.  In no event will the total liability of the Reinsurers exceed their applicable limits of liability as set forth in the Limit of Liability sections of the attached Exhibits A, D, E, and F, and the Retention and Limit sections of the attached Exhibits B and C.

If any provision of this Article will be rendered illegal or unenforceable by the laws, regulations, or public policy of any state, such provision will be considered void in such state, but this will not affect the validity or enforceability of any other provision of this Agreement or the enforceability of such provision in any other jurisdiction.

RESERVES AND FUNDING

A Reinsurer will provide funding under the terms of this Article only if the Company will be denied statutory credit for reinsurance ceded to that Reinsurer pursuant to the credit for reinsurance statutes or regulations in any applicable jurisdiction.  In the event any of the provisions of this Article conflict with or otherwise fail to satisfy the requirements of the appropriate credit for reinsurance statutes or regulations, this Article will be deemed amended to conform to the appropriate statutes or regulations; the intent of this Article being that the Company will be permitted to realize full credit for the reinsurance ceded to the Reinsurers under this Agreement.

As regards policies issued by the Company coming within the scope of this Agreement, the Company agrees that, when it files with the applicable jurisdiction(s) or

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sets up on its books reserves for policies covered hereunder, which it is required by law to set up, it will forward to the Reinsurers a statement showing the proportion of such reserves applicable to them.  For purposes of this Article, "reserves" will consist of:

A.	Loss and loss expense paid by the Company but not recovered from the Reinsurers;

B.           Loss and loss expense reported and outstanding;

C.	An allowance for incurred but not reported losses as carried by the Company on its books; and

D.	Unearned premium (if applicable).

The Reinsurers hereby agree that they will fund such reserves by:

A.	Cash advances;

B.	Trust agreements;

C.           Escrow accounts for the benefit of the Company;

D.	Letters of credit;

or a combination thereof.  The Reinsurers will have the option of determining the method of funding referred to above, provided it is acceptable to the Company and each applicable regulatory authority.

If a Reinsurer's choice of funding is or includes a letter of credit, it will apply for and secure delivery to the Company of a clean, irrevocable, unconditional letter of credit, dated on or before December 31 of the year in which the request is made, issued by a member of the Federal Reserve System or any other bank approved for use by the National Association of Insurance Commissioners' Securities Valuation Office and the Company, containing provisions acceptable to the insurance regulatory authorities having jurisdiction over the Company's reserves in an amount equal to the Reinsurers' proportion of such reserves as shown in the statement prepared by the Company.

Any letter of credit will be issued for a period of not less than one year, and will be automatically extended for one year from its date of expiration or any future expiration date unless 30 days prior to any expiration date the issuing bank notifies the Company by registered mail that the issuing bank elects not to consider the letter of credit extended for any additional period.  An issuing bank, not a member of the Federal Reserve System or not chartered in the state of domicile of the Company, will provide 60 days notice to the Company prior to any expiration in the event of nonextension.

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Notwithstanding any other provisions of this Agreement, the Company or its court-appointed successor in interest may draw upon and apply any amounts which it may draw against such letter of credit or trust agreement (pursuant to the terms of the agreement under which the letter of credit or trust agreement is held), or any other method of funding that may apply, at any time without diminution because of the insolvency of the Company or of any Reinsurer for one or more of the following purposes only:

A.	To reimburse the Company for the Reinsurer's share of unearned premium (if applicable) on policies reinsured hereunder on account of cancellations of such policies.

B.	To pay the Reinsurer's share or to reimburse the Company for the Reinsurer's share of any loss reinsured by this Agreement, which has not been otherwise paid.

C.
To make refund of any sum in excess of the actual amount required to pay the Reinsurer's share of any liability reinsured by this Agreement.  As respects funding by trust agreement, only those sums in excess of 102% of the actual amount of the Reinsurer's share of the reserves will be subject to refund.

D.
In the event of nonextension of the letter of credit as provided for above, to establish deposit of the Reinsurer's share of reserves under this Agreement.  Such cash deposit will be held in an interest-bearing account separate from the Company's other assets, and interest thereon will accrue to the benefit of the Reinsurer.

E.	To pay the Reinsurer's share of any other amounts the Company claims are due under this Agreement.

The issuing bank will have no responsibility whatsoever in connection with the propriety of withdrawals made by the Company or the disposition of funds withdrawn, except to ensure that withdrawals are made only upon the order of properly authorized representatives of the Company.

At annual intervals, or more frequently as agreed or as required by any regulatory authority, the Company will prepare, for the sole purpose of amending the funding called for in this Article, a specific statement of the Reinsurers' share of reserves under this Agreement.  If the statement shows that the Reinsurers' share of such reserves exceeds the balance of funding as of the statement date, the Reinsurers will, within 30 days after receipt of notice of such excess, make an adjustment increasing the amount of such funding by the amount of such difference.  If, however, the statement shows that the Reinsurers' share of reserves is less than the balance of funding as of the statement date, the Company will, within 30 days after receipt of written request from the Reinsurers release such excess by making the appropriate adjustment.  Notwithstanding the

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foregoing, as respects funding by trust agreement, only those sums in excess of 102% of the actual amount of the Reinsurer's share of the reserves will be subject to release, and any increase in the amount of funding by the Reinsurer must bring the total amount of funding to an amount equal to 102% of the actual amount of the Reinsurer's share of the reserves.

DELAYS, ERRORS, OR OMISSIONS

Any inadvertent delay, error, or omission will not be held to relieve either party hereto from any liability that would attach to it hereunder if such delay, error, or omission had not been made, providing any error or omission will be rectified upon discovery.

ENTIRE AGREEMENT/AMENDMENTS

This Agreement constitutes the entire agreement between the parties.  This Agreement may be altered or amended in any of its terms and conditions by mutual consent of the Company and the Reinsurer by addenda hereto; such addenda will then constitute a part of this Agreement.

ACCESS TO RECORDS

Provided the Company received prior notice and the Reinsurers execute the Company's standard confidentiality agreement upon request, the Reinsurers or their designated representatives will have the right to inspect at any reasonable time, all records of the Company that pertain in any way to this Agreement.

INSOLVENCY

In the event of a receivership, the reinsurance recoverables due under this Agreement will be payable by the Reinsurers directly to the receiver, after reasonable provision for verification, on the basis of claims allowed against the insolvent Company by any court of competent jurisdiction having authority to allow such claims or allowed by the receiver as a result of the conclusion of the claim filing, approval, and appeal process before the receiver.  Regardless of any provision in this Agreement or other agreement to the contrary, payment will be made without diminution because of such insolvency or because the receiver has failed to pay all or a portion of any claims.

The receiver of the Company will give or arrange to give to the Reinsurers, written notice of the pendency of a claim against the Company, within a reasonable period of time after the initiation of the receivership.  Failure to give such notice will not excuse the obligation of the Reinsurers unless they are substantially prejudiced thereby.  The Reinsurers may interpose, at their own expense, in the proceeding where such claim

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is to be adjudicated, any defense or defenses which they may deem available to the Company or its receiver.  The reasonable expense thus incurred by the Reinsurers will be payable, subject to court approval, out of the estate of the insolvent Company as part of the expense of the receivership to the extent of a proportionate share of the benefit which may accrue to the Company in receivership, solely as a result of the defense undertaken by the Reinsurers.

Payments by the Reinsurers will be made directly to the receiver of the Company except where this Agreement or the contract of insurance specifically provides another payee for such reinsurance in the event of the insolvency of the Company.

ARBITRATION

As a condition precedent to any right of action under this Agreement, any dispute (whether during the currency of this Agreement or after expiration or termination of this Agreement) between the Company and the Reinsurer arising out of or in connection with this Agreement, including its formation or actual validity, will be submitted to the decision of a board of arbitration (hereinafter called the "board") composed of two arbitrators and an umpire meeting at a site in Newark, New Jersey unless some other site is mutually agreed by the parties.  The members of the board will be impartial and disinterested, active or former executive officers of life or reinsurance companies or Underwriters at Lloyd's, London.

To the extent not otherwise mutually agreed or provided for in this Article, the procedures and rules applicable to arbitration under the laws of New Jersey, as from time to time set forth, will govern the procedures of the arbitration.  All time limitations stated in this Article may be amended by mutual consent of the parties, and will be amended automatically to the extent made necessary by any circumstances beyond the control of the parties.

All notices in connection with the arbitration will be in writing and sent certified or registered mail, return receipt requested.  The claimant's notice demanding arbitration will reference this Article, will state in particulars all issues to be resolved in its view, and will name the arbitrator appointed by it.  Within 30 days of receipt of the claimant's notice, the respondent will notify the claimant of any additional issues to be resolved in the arbitration and of the name of its appointed arbitrator.

If the respondent fails to appoint its arbitrator within 30 days after having received the claimant's notice demanding arbitration, the claimant is authorized to and will appoint the second arbitrator and will notify the respondent of the name of the arbitrator appointed for it.  The two arbitrators will appoint an umpire before instituting the hearing.  If the two arbitrators fail to agree upon the appointment of an umpire within 30 days after notification of the appointment of the second arbitrator, within 10 days thereafter the claimant will apply to the American Arbitration Association to appoint an umpire.  Notwithstanding the appointment of the umpire by the American Arbitration

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Association, the arbitration proceedings will not be governed by the American Arbitration Association's commercial arbitration rules, but will be governed by the rules as set out in this Article.  The board will notify the claimant and the respondent of the umpire's identity within 10 days of the umpire's appointment.

The arbitration hearing will commence within 60 days of the appointment of the umpire.  Within 30 days of the date of notice of appointment of the umpire, the claimant and respondent will each submit initial briefs to the board outlining the issues in dispute and the basis and reasons for their respective positions.  Within 10 days after filing of the initial briefs the claimant and the respondent may submit reply briefs.  Initial and reply briefs may be amended by the submitting party at any time, but not later than 10 days prior to the date of commencement of the arbitration hearing.  Reasonable responses will be allowed at the hearing to new material contained in any amendments filed to the briefs but not previously addressed.

Subject to customary and recognized legal rules of privilege, each party will have the obligation to produce as witnesses to the arbitration such of its employees or those of its affiliates as the other party may request, and any documents that the other party may request, providing always that those witnesses and documents be relevant to the issues before the arbitration and provided further that the parties may mutually agree as to further discovery prior to the arbitration.  The board may, at its discretion, request and consider underwriting and placement information provided by the Company to the Reinsurer, as well as any correspondence exchanged by the parties that is related to this Agreement.  Upon the petition of either the claimant or the respondent, the umpire will be the final judge of rules of privilege and as to relevancy of any witnesses and documents.

The board will conduct the hearing and make its award with regard to the terms expressed in this Agreement, the original intentions of the parties to the extent reasonably ascertainable, and the custom and usage of the accident and health insurance and reinsurance business.  At the hearing, evidence will be allowed but the formal rules of evidence will not apply; cross-examination and rebuttal will be allowed.  Within 20 days of the close of the hearing, at their own election or at the request of the board, the claimant and the respondent may submit post-hearing briefs to be considered by the board before making its decision.

The board will make its award within 30 days following the close of the hearing or the submission of post-hearing briefs, whichever is later.  The decision by the majority of the members of the board will be in writing and will be final and binding upon the parties.  The board is empowered to grant interim relief, as it may deem appropriate.  Either the claimant or the respondent may apply to the United States District Court in the Company's state of domicile for an order confirming the award; a judgment of such court will thereupon be entered on the award.  If such an order is issued, the party against whom confirmation is sought will pay the attorneys' fees and court costs the applying party incurs in pursuing the order.

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The claimant and the respondent will each bear the expense of the arbitrator appointed by or for it and will jointly and equally bear the expense of the umpire and any stenographer requested.  The remaining costs of the arbitration proceedings will be allocated by the board.

SEVERABILITY

If any provision of this Agreement will be rendered illegal or unenforceable by the laws, regulations or public policy of any state, such provision will be considered void in such state, but this will not affect the validity or enforceability of any other provision of this Agreement or the enforceability of such provision in any other jurisdiction.

TAXES

The Company will pay all taxes (except Federal Excise Tax) on premiums reported to the Reinsurers on this Agreement.

FEDERAL EXCISE TAX

The Reinsurers will allow for the purpose of paying the Federal Excise Tax the applicable percentage of the premium payable hereon (as imposed under Section 4371 of the Internal Revenue Code) to the extent such premium is subject to the Federal Excise Tax.

In the event of any return of premium, the Reinsurers will deduct the aforesaid percentage from the return premium payable hereon and the Company or its agent will recover such tax from the United States Government.

As respects premiums ceded to the Reinsurers under this Agreement, the Reinsurers agree to comply with United States Internal Revenue Service Revenue Ruling 2008-15 (or any modification thereof) and agree to indemnify the Company for any liability, expense, interest or penalty it may incur by reason of the Reinsurers' breach of this Article.

CURRENCY

All limits and retentions hereunder are expressed in United States currency, and all payments hereunder will be made in that currency.  For the purposes of this Agreement, amounts paid or received by the Company in currencies other than United States currency will be converted into United States dollars at the actual rates of exchange at which they are entered in the Company's books.

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SERVICE OF SUIT

(This Article applies to Reinsurers domiciled outside the United States of America and/or unauthorized in any state, territory, or district of the United States of America that has jurisdiction over the Company and in which a subject suit has been instituted.  This Article is not intended to conflict with or override the parties' obligation to arbitrate their disputes in accordance with the Arbitration Article.)

In the event of the failure of any Reinsurer hereon to pay any amount claimed to be due hereunder, such Reinsurer, at the request of the Company, will submit to the jurisdiction of a court of competent jurisdiction within the United States.  Nothing in this Article constitutes or should be understood to constitute a waiver of the Reinsurer's right to commence an action in any court of competent jurisdiction in the United States, to remove an action to a United States District Court, or to seek a transfer of a case to another court as permitted by the laws of the United States or of any state in the United States.  The Reinsurer, once the appropriate court is accepted by the Reinsurer or is determined by removal, transfer, or otherwise, as provided for above, will comply with all requirements necessary to give said court jurisdiction.  In any suit instituted against it upon this Agreement, the Reinsurer will abide by the final decision of such court or of any appellate court in the event of an appeal.

Service of process in such suit may be made upon Mendes & Mount, LLP, 750 Seventh Avenue, New York, New York 10019-6829, when such suit is instituted in the state of New York; Mendes & Mount, LLP, 445 South Figueroa, 38th Floor, Los Angeles, California 90071-1601, when such suit is instituted in the state of California; either of the foregoing if the suit is not instituted in New York or California; or another party that the Reinsurer may from time to time designate by informing the Company in writing (hereinafter "agent for service of process").  However, if another party is so designated, the Reinsurer in question recognizes that the laws of the states of New York and California require that service be made on a law firm located in the respective state if a suit is instituted in that state, so that if the alternative agent for service of process designated by the Reinsurer is not located in California as respects a suit instituted in California, or New York as respects a suit instituted in New York, the applicable office of Mendes & Mount stipulated above must be used for service of suit unless the provisions of the final paragraph of this Article apply.

The agent for service of process is authorized and directed to accept service of process on behalf of the Reinsurer in any such suit and/or upon the request of the Company to give a written undertaking to the Company that they will enter a general appearance upon the Reinsurer's behalf in the event such a suit is instituted.

Further, pursuant to any statute of any state, territory, or district of the United States that makes provision therefor, the Reinsurer hereby designates the Superintendent, Commissioner, or Director of Insurance or other officer specified for that purpose in the statute, or the successor or successors in office, as its true and lawful attorney upon

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whom may be served any lawful process in any action, suit, or proceeding instituted by or on behalf of the Company or any beneficiary hereunder arising out of this Agreement, and hereby designates the above named as the person to whom the said officer is authorized to mail such process or a true copy thereof.

COMPLIANCE

The Company and the Reinsurers each represent that to the best of their knowledge and belief they are, and will use their best efforts to continue to be, in substantial compliance in all material respects with all laws, regulations, and judicial and administrative orders applicable to the business reinsured under this Agreement (collectively, the "Law").  This includes the maintenance of an effective anti-money laundering policy to the extent the Company is required to have such a policy in place.  Neither the Company nor the Reinsurers will be required to take any action under this Agreement that would result in either being in violation of the Law, which for purposes of companies subject to U.S. regulation, including the Reinsurers, will include requirements enforced by the U.S. Treasury Department Office of Foreign Asset Control.  The Company and the Reinsurers acknowledge and agree that a claim under this Agreement is not payable if payment would cause the Reinsurers to be in violation of the Law.  Should either of the parties discover a reinsurance payment has been made in violation of the Law, such party will notify the other parties and all parties will cooperate in order to take all necessary corrective actions.  The Company will return the reinsurance payment to the Reinsurer to the extent, and at such time, as permitted by Law.

COUNTERPARTS

This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which taken together constitute one and the same instrument.

INTERMEDIARY

Aon Benfield Inc., or one of its affiliated corporations duly licensed as a reinsurance intermediary, is hereby recognized as the Intermediary negotiating this Agreement for all business hereunder.  All communications (including but not limited to notices, statements, premiums, return premiums, commissions, taxes, losses, loss expenses, salvages, and loss settlements) relating to this Agreement will be transmitted to the Company or the Reinsurers through the Intermediary.  Payments by the Company to the Intermediary will be deemed payment to the Reinsurers.  Payments by the Reinsurers to the Intermediary will be deemed payment to the Company only to the extent that such payments are actually received by the Company.

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EXHIBIT A
QUOTA SHARE

LIMIT OF LIABILITY

As respects Business Travel Accident, the Company will cede to the Reinsurers, and the Reinsurers will accept, a 15% quota share participation.  The limit of liability to the Reinsurers for loss will not exceed $112,500 (15% of $750,000) each person, each policy, plus their proportionate share of loss expense (payable whether or not the Company has paid or has become liable to pay any loss under its policy), subject to an aggregate limit of $1,500,000 (15% of $10,000,000) each accident, each policy, plus their proportionate share of any loss expense (payable whether or not the Company has paid or has become liable to pay any loss under its policy).  Should any loss involve this Exhibit A, the obligation of the Reinsurers will be reinstated immediately and automatically as to any subsequent loss for the full amount of reinsurance as set forth above.

REINSURANCE PREMIUM AND CEDING COMMISSION

The Company will cede to the Reinsurers their proportionate share of the gross earned premium on all policies in force as of November 1, 2010 or written with effective dates during the term of this Agreement, less the premium for reinsurance that inures to the benefit of this Agreement, and less the ceding commission set forth below.

"Gross earned premium" as used in this Agreement will mean the gross earned premium of the Company for the classes of business reinsured hereunder as specified in the Coverage Article.  Gross earned premium for this Exhibit A will not include amounts paid to reinsurers for risks ceded under Exhibits B, C, D, E and/or F and will not include premium for inuring facultative reinsurance.

The Reinsurers will allow the Company a flat ceding commission of 27.5% on the gross earned premium ceded.  The commission will include premium taxes of all kinds (with the exception of Federal Excise Tax, if applicable), local board assessments, and all other expenses and charges whatsoever based on the premium for business ceded under this Exhibit A.

REPORTS AND REMITTANCES

Within 30 days after the close of each quarter, the Company will furnish the Reinsurers with a report consistent with the sample Cession Statement attached to this Agreement as Attachment A.  The report will summarize the gross net earned premium received by the Company, premium ceded less return premium and commission, reinsurance cost, losses paid, loss expense paid, monies recovered, the net balance due either party and such other information as may be required by the Reinsurers for

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completion of their National Association of Insurance Commissioners interim and/or annual statements.  The net balance will be paid within 15 days of the report being sent.

SETTLEMENTS

The Company will have the right to settle all claims under its policies.  When so requested, however, the Company will afford the Reinsurers, at the Reinsurers' own expense, an opportunity to be associated with the Company in the defense of any claim, suit, or proceeding involving this Exhibit A, and the Company and the Reinsurers will cooperate in every respect in such defense.  All settlements, provided they are within the terms of this Exhibit A, will be binding upon the Reinsurers in proportion to their participation in this Exhibit A.

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EXHIBIT B
PER PERSON EXCESS OF LOSS

RETENTION AND LIMIT

Section A – Business Travel Accident

As respects Business Travel Accident, no claim will be made hereunder unless the Company has first sustained a loss of $5,000,000 each person, each policy.  The Reinsurers will then indemnify the Company for the amount of loss in excess of $5,000,000 each person, each policy.  The limit of liability to the Reinsurers will not exceed $5,000,000 each person, each policy, plus their proportionate share of loss expense.

Section B – Accidental Death and Dismemberment

As respects all Accidental Death and Dismemberment benefits, no claim will be made hereunder unless the Company has first sustained a loss of $6,000,000 each person, regardless of the number of policies covering such person issued by the Company.  The Reinsurers will then indemnify the Company for the amount of loss in excess of $6,000,000 each person, regardless of the number of policies covering such person issued by the Company.  The limit of liability to the Reinsurers will not exceed $4,000,000 each person, regardless of the number of policies covering such person issued by the Company.

Sections A and B

In addition to the limit of liability set forth in the Retention and Limit sections of this Exhibit B, the limit of liability to the Reinsurers will be subject to an annual aggregate limit of $50,000,000. In the event this Agreement is canceled and rewritten by the Company in accordance with the provisions set forth in the Term Article of this Agreement, the annual aggregate limit set forth herein will be adjusted on a pro rata basis for the actual period that this Agreement was in effect.

Should any loss involve the reinsurance under sections A and B of this Exhibit B, the obligation of the Reinsurers will be reinstated immediately and automatically as to any subsequent loss for the full amount of reinsurance as set forth above.

REINSURANCE PREMIUM

Section A – Business Travel Accident

The Company will pay reinsurance premium under Section A of this Exhibit B in the amount of $0.50 per each $1,000 of limits as respects Business Travel Accident

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coverage and $0.75 per each $1,000 of  limits as respects Business and Pleasure Travel coverage (both coverages subject to an age 70 restriction).

Section B – Accidental Death and Dismemberment

For the term of this Agreement, there will be a minimum and deposit premium hereon of $150,000, payable in equal quarterly installments of $37,500 on November 1, 2010, February 1, 2011, May 1, 2011, and August 1, 2011.  Within 90 days following Agreement expiration, the Company will adjust the minimum and deposit premium against a rate of 0.09375% of the gross earned premium during the 12-month term of this Agreement. In the event this Agreement is canceled and rewritten by the Company in accordance with the provisions set forth in the Term Article of this Agreement, the Reinsurers will return immediately to the Company the unearned portion of the minimum and deposit premium as of the date the Agreement is canceled and rewritten, computed on a monthly pro rata basis.

REPORTS AND REMITTANCES

Within 30 days following the close of each quarter, the Company will furnish the Reinsurers with a report of reinsurance premium due them for that period.  Such report will show and properly set forth the Company's subject net premium as well as contain such other information as may be required by the Reinsurers for completion of their National Association of Insurance Commissioners interim and/or annual statements.  Any balance shown to be due the Reinsurers, according to the quarterly report, will be remitted within 15 days of the report being sent.

LOSS NOTICES AND SETTLEMENTS

The Company will advise the Reinsurers promptly of all losses that, in the opinion of the Company, may involve the Reinsurers under this Exhibit B and of all subsequent developments pertaining thereto that may materially affect the Reinsurers as well.  Inadvertent omission in dispatching the aforementioned notices will in no way affect the obligation of the Reinsurers under this Exhibit B, provided the Company informs the Reinsurers of such omission promptly upon discovery.

The Company will have the right to settle all claims under its policies.  The settlements, provided they are within the terms of this Exhibit B, will be binding on the Reinsurers in proportion to their participation in this Exhibit B.  When so requested, however, the Company will afford the Reinsurers, at the Reinsurers' own expense, an opportunity to be associated with the Company in the defense of any claim, suit, or proceeding involving this Agreement, and the Company and the Reinsurers will cooperate in every respect in such defense.  Amounts due the Company hereunder in the settlement of loss and loss expense will be payable by the Reinsurers immediately upon being furnished by the Company with reasonable evidence of the amount paid or to be

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paid in excess of the Company's retention as set forth in the Retention and Limit section of this Exhibit B.

In the event of a loss involving this Exhibit B, the loss will be recovered as follows:

a)
simultaneously from Exhibit B (Per Person Excess of Loss) of this Agreement and Exhibit B (Per Person Excess of Loss) of the Company's Business Travel Accident Quota Share Reinsurance Agreement 10\AQUA0005, and then

b)
simultaneously from Exhibit C (Per Policy Aggregate Excess of Loss) of this Agreement and Exhibit C (Per Policy Aggregate Excess of Loss) of the Company's Business Travel Accident Quota Share Reinsurance Agreement 10\AQUA0005, and then

c)	the Company's Accidental Death and Dismemberment Excess of Loss Reinsurance Agreement AR 15845-10, and then

d)	simultaneously from Exhibit A (Quota Share) of this Agreement and Exhibit A (Quota Share) of the Company's Business Travel Accident Quota Share Reinsurance Agreement 10\AQUA0005.

Note:  The amount reimbursed under Exhibit C of this Agreement and under Exhibit C of the Company's Business Travel Accident Quota Share Reinsurance Agreement 10\AQUA0005 will, for the purposes of determining the remaining per person amounts, be allocated to each per person loss in the proportion of: a) the remaining amount of each per person loss after reimbursement for that per person loss from both Exhibit B of this Agreement and Exhibit B of the Company's Business Travel Accident Quota Share Reinsurance Agreement 10\AQUA0005; to b) the total amount from all per person losses remaining after reimbursement from both Exhibit B of this Agreement and Exhibit B of the Company's Business Travel Accident Quota Share Reinsurance Agreement 10\AQUA0005.

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EXHIBIT C
PER POLICY AGGREGATE EXCESS OF LOSS

RETENTION AND LIMIT

As respects Business Travel Accident, no claim will be made hereunder unless the Company has first sustained a loss of $30,000,000 or as otherwise declared by the Company, in the aggregate, each accident, each policy.  The Reinsurers will then indemnify the Company for the amount of loss in excess of $30,000,000 or as otherwise declared in the aggregate, each accident, each policy.  The limit of liability to the Reinsurers will not exceed $50,000,000 in the aggregate, each accident, each policy, plus their proportionate share of loss expense.  Should any loss involve the reinsurance under this Exhibit C, the obligation of the Reinsurers will be reinstated immediately and automatically as to any subsequent loss for the full amount of reinsurance as set forth above.

REINSURANCE PREMIUM

The Company will pay reinsurance premium under this Exhibit C in the following amounts:

As respects Business Travel Accident (no on premises) coverage: $0.20 per each $1,000 of limits;

As respects Business Travel Accident (with on premises) or Business and Pleasure Travel:

$0.20 per each $1,000 of limits for rural locations;

$0.30 per each $1,000 of limits for suburban to major city (Boston, New York, Philadelphia, Atlanta, Chicago, Dallas, Los Angeles, San Francisco)  locations;

$0.20 per each $1,000 of limits for suburban to non-major city locations;

$0.40 per $1,000 of limits for major city, other than New York, more than two city blocks away from "landmark" locations;

$0.50 per $1,000 of limits for major city, other than New York, less than two city blocks away from "landmark" locations;

$1.00 per $1,000 of limits for New York City downtown below Chamber Street or midtown between 33rd and 59th Streets locations;

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$0.50 per $1,000 of limits for New York City locations other than those described in the preceding subparagraph;

As respects Corporate Aircraft (fixed wing, professional pilots):  $1.75 per $1,000 of limits per seat or applicable aggregates;

As respects Corporate Aircraft (Business Travel Accident): $0.75 to $1.00 per $1,000 of limits per seat or applicable aggregates.

REPORTS AND REMITTANCES

Within 30 days following the close of each quarter, the Company will furnish the Reinsurers with a report of reinsurance premium due them for that period.  Such report will show and properly set forth the Company's subject net premium as well as contain such other information as may be required by the Reinsurers for completion of their National Association of Insurance Commissioners interim and/or annual statements.  Any balance shown to be due the Reinsurers, according to the quarterly report, will be remitted within 15 days of the report being sent.

LOSS NOTICES AND SETTLEMENTS

The Company will advise the Reinsurers promptly of all losses that, in the opinion of the Company, may involve the Reinsurers under this Exhibit C and of all subsequent developments pertaining thereto that may materially affect the Reinsurers as well.  Inadvertent omission in dispatching the aforementioned notices will in no way affect the obligation of the Reinsurers under this Exhibit C, provided the Company informs the Reinsurers of such omission promptly upon discovery.

The Company will have the right to settle all claims under its policies.  The settlements, provided they are within the terms of this Exhibit C, will be binding on the Reinsurers in proportion to their participation in this Exhibit C.  When so requested, however, the Company will afford the Reinsurers, at the Reinsurers' own expense, an opportunity to be associated with the Company in the defense of any claim, suit, or proceeding involving this Agreement, and the Company and the Reinsurers will cooperate in every respect in such defense.  Amounts due the Company hereunder in the settlement of loss and loss expense will be payable by the Reinsurers immediately upon being furnished by the Company with reasonable evidence of the amount paid or to be paid in excess of the Company's retention as set forth in the Retention and Limit section of this Exhibit C.

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In the event of a loss involving this Exhibit C, the loss will be recovered as follows:

a)
simultaneously from Exhibit C (Per Policy Aggregate Excess of Loss) of this Agreement and Exhibit C (Per Policy Aggregate Excess of Loss) of the Company's Business Travel Accident Quota Share Reinsurance Agreement 10\AQUA0005, and then

b)	the Company's Accidental Death and Dismemberment Excess of Loss Reinsurance Agreement AR 15845-10, and then

c)	simultaneously from Exhibit A (Quota Share) of this Agreement and Exhibit A (Quota Share) of the Company's Business Travel Accident Quota Share Reinsurance Agreement 10\AQUA0005.

Note:  The amount reimbursed under Exhibit C of this Agreement and under Exhibit C of the Company's Business Travel Accident Quota Share Reinsurance Agreement 10\AQUA0005 will, for the purposes of determining the remaining per person amounts, be allocated to each per person loss in the proportion of: a) the remaining amount of each per person loss after reimbursement for that per person loss from both Exhibit B of this Agreement and Exhibit B of the Company's Business Travel Accident Quota Share Reinsurance Agreement 10\AQUA0005; to b) the total amount from all per person losses remaining after reimbursement from both Exhibit B of this Agreement and Exhibit B of the Company's Business Travel Accident Quota Share Reinsurance Agreement 10\AQUA0005.

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EXHIBIT D
WAR RISK

LIMIT OF LIABILITY

The Company will cede to the Reinsurers, and the Reinsurers will accept, up to a 100% quota share participation in respect to the original limits for War Risk, as respects the policies set forth in the Coverage Article of this Agreement.  The limit of liability to the Reinsurers for loss will not exceed $5,000,000 (100% of $5,000,000) each person, each policy, plus their proportionate share of loss expense (payable whether or not the Company has paid or has become liable to pay any loss under its policy) subject to an aggregate limit of $50,000,000 (100% of $50,000,000) each accident, each policy, plus their proportionate share of any loss expense (payable whether or not the Company has paid or has become liable to pay any loss under its policy). Should any loss involve this Exhibit D, the obligation of the Reinsurers will be reinstated immediately and automatically as to any subsequent loss for the full amount of reinsurance as set forth above.

REINSURANCE PREMIUM

The Company will cede to the Reinsurers their proportionate share of the premium quoted by the Lead Reinsurer and accepted by the Company.

REPORTS AND REMITTANCES

Within 30 days after the close of each quarter, the Company will furnish the Reinsurers with a report consistent with the sample Cession Statement attached to this Agreement as Attachment A.  The report will summarize the gross written premium received by the Company, premium ceded less return premium, reinsurance cost, losses paid, loss expense paid, monies recovered, the net balance due either party and such other information as may be required by the Reinsurers for completion of their National Association of Insurance Commissioners interim and/or annual statements.  The net balance will be paid within 15 days of the report being sent.

SETTLEMENTS

The Company will have the right to settle all claims under its policies.  When so requested, however, the Company will afford the Reinsurers, at the Reinsurers' own expense, an opportunity to be associated with the Company in the defense of any claim, suit, or proceeding involving this Exhibit D, and the Company and the Reinsurers will cooperate in every respect in such defense.  All settlements, provided they are within the

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terms of this Exhibit D, will be binding upon the Reinsurers in proportion to their participation in this Exhibit D.

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EXHIBIT E
KNOWN CONCENTRATIONS

LIMIT OF LIABILITY

The Company will cede to the Reinsurers, and the Reinsurers will accept, up to a 80% quota share participation in respect to the original limits for Known Concentrations, as set forth in the Coverage Article of this Agreement.  The limit of liability to the Reinsurers for loss will not exceed $4,000,000 (80% of $5,000,000) each person, each policy, plus their proportionate share of loss expense (payable whether or not the Company has paid or has become liable to pay any loss under its policy), subject to an aggregate limit of $40,000,000 (80% of $50,000,000) each accident, each policy, plus their proportionate share of any loss expense (payable whether or not the Company has paid or has become liable to pay any loss under its policy). Should any loss involve this Exhibit E, the obligation of the Reinsurers will be reinstated immediately and automatically as to any subsequent loss for the full amount of reinsurance as set forth above.

REINSURANCE PREMIUM

The Company will cede to the Reinsurers their proportionate share of the premium quoted by the Lead Reinsurer and accepted by the Company.

REPORTS AND REMITTANCES

Within 30 days after the close of each quarter, the Company will furnish the Reinsurers with a report consistent with the sample Cession Statement attached to this Agreement as Attachment A.  The report will summarize the gross written premium received by the Company, premium ceded less return premium, reinsurance cost, losses paid, loss expense paid, monies recovered, the net balance due either party and such other information as may be required by the Reinsurers for completion of their National Association of Insurance Commissioners interim and/or annual statements.  The net balance will be paid within 15 days of the report being sent.

SETTLEMENTS

The Company will have the right to settle all claims under its policies.  When so requested, however, the Company will afford the Reinsurers, at the Reinsurers' own expense, an opportunity to be associated with the Company in the defense of any claim, suit, or proceeding involving this Exhibit E, and the Company and the Reinsurers will cooperate in every respect in such defense.  All settlements, provided they are within the

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terms of this Exhibit E, will be binding upon the Reinsurers in proportion to their participation in this Exhibit E.

In the event of a loss involving this Exhibit E, the loss will be recovered as follows:

a)	Exhibit E of this Agreement, and then

b)
simultaneously from Exhibit B (Per Person Excess of Loss) of this Agreement and Exhibit B (Per Person Excess of Loss) of the Company's Business Travel Accident Quota Share Reinsurance Agreement 10\AQUA0005, and then

c)
simultaneously from Exhibit C (Per Policy Aggregate Excess of Loss) of this Agreement and Exhibit C (Per Policy Aggregate Excess of Loss) of the Company's Business Travel Accident Quota Share Reinsurance Agreement 10\AQUA0005, and then

d)	the Company's Accidental Death and Dismemberment Excess of Loss Reinsurance Agreement AR 15845-10, and then

e)	simultaneously from Exhibit A (Quota Share) of this Agreement and Exhibit A (Quota Share) of the Company's Business Travel Accident Quota Share Reinsurance Agreement 10\AQUA0005.

Note:  The amount reimbursed under Exhibit C of this Agreement and under Exhibit C of the Company's Business Travel Accident Quota Share Reinsurance Agreement 10\AQUA0005 will, for the purposes of determining the remaining per person amounts, be allocated to each per person loss in the proportion of: a) the remaining amount of each per person loss after reimbursement for that per person loss from both Exhibit B of this Agreement and Exhibit B of the Company's Business Travel Accident Quota Share Reinsurance Agreement 10\AQUA0005; to b) the total amount from all per person losses remaining after reimbursement from both Exhibit B of this Agreement and Exhibit B of the Company's Business Travel Accident Quota Share Reinsurance Agreement 10\AQUA0005.

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EXHIBIT F
UNUSUAL RISKS

LIMIT OF LIABILITY

The Company will cede to the Reinsurers, and the Reinsurers will accept, up to a 80% quota share participation in respect to the original limits for Unusual Risks, as set forth in the Coverage Article of this Agreement.  The limit of liability to the Reinsurers for loss will not exceed $4,000,000 (80% of $5,000,000) each person, each policy, plus their proportionate share of loss expense (payable whether or not the Company has paid or has become liable to pay any loss under its policy), subject to an aggregate limit of $40,000,000 (80% of $50,000,000) each accident, each policy, plus their proportionate share of any loss expense (payable whether or not the Company has paid or has become liable to pay any loss under its policy). Should any loss involve this Exhibit F, the obligation of the Reinsurers will be reinstated immediately and automatically as to any subsequent loss for the full amount of reinsurance as set forth above.

REINSURANCE PREMIUM

The Company will cede to the Reinsurers their proportionate share of the premium quoted by the Lead Reinsurer and accepted by the Company.

REPORTS AND REMITTANCES

Within 30 days after the close of each quarter, the Company will furnish the Reinsurers with a report consistent with the sample Cession Statement attached to this Agreement as Attachment A.  The report will summarize the gross written premium received by the Company, premium ceded less return premium, reinsurance cost, losses paid, loss expense paid, monies recovered, the net balance due either party and such other information as may be required by the Reinsurers for completion of their National Association of Insurance Commissioners interim and/or annual statements.  The net balance will be paid within 15 days of the report being sent.

SETTLEMENTS

The Company will have the right to settle all claims under its policies.  When so requested, however, the Company will afford the Reinsurers, at the Reinsurers' own expense, an opportunity to be associated with the Company in the defense of any claim, suit, or proceeding involving this Exhibit F, and the Company and the Reinsurers will cooperate in every respect in such defense.  All settlements, provided they are within the terms of this Exhibit F, will be binding upon the Reinsurers in proportion to their participation in this Exhibit F.

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In the event of a loss involving this Exhibit F, the loss will be recovered as follows:

a)	Exhibit F of this Agreement

b)
simultaneously from Exhibit B (Per Person Excess of Loss) of this Agreement and Exhibit B (Per Person Excess of Loss) of the Company's Business Travel Accident Quota Share Reinsurance Agreement 10\AQUA0005, and then

c)
simultaneously from Exhibit C (Per Policy Aggregate Excess of Loss) of this Agreement and Exhibit C (Per Policy Aggregate Excess of Loss) of the Company's Business Travel Accident Quota Share Reinsurance Agreement 10\AQUA0005, and then

d)	the Company's Accidental Death and Dismemberment Excess of Loss Reinsurance Agreement AR 15845-10, and then

e)	simultaneously from Exhibit A (Quota Share) of this Agreement and Exhibit A (Quota Share) of the Company's Business Travel Accident Quota Share Reinsurance Agreement 10\AQUA0005.

Note:  The amount reimbursed under Exhibit C of this Agreement and under Exhibit C of the Company's Business Travel Accident Quota Share Reinsurance Agreement 10\AQUA0005 will, for the purposes of determining the remaining per person amounts, be allocated to each per person loss in the proportion of: a) the remaining amount of each per person loss after reimbursement for that per person loss from both Exhibit B of this Agreement and Exhibit B of the Company's Business Travel Accident Quota Share Reinsurance Agreement 10\AQUA0005; to b) the total amount from all per person losses remaining after reimbursement from both Exhibit B of this Agreement and Exhibit B of the Company's Business Travel Accident Quota Share Reinsurance Agreement 10\AQUA0005.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives.

Signed this ____3rd________ day of __________January___________, 2011________.

PRUDENTIAL INSURANCE COMPANY OF AMERICA

By: ___________/s/ Rocco Mariano ____________________________________

Title: _________ VP & Actuary __________________________________________

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ATTACHMENT A
Prudential Insurance Company of America
Special Risk Accidental Death and Dismemberment Reinsurance Agreement 10\AQUA1001
Cession Statement as of [date]

Period Effective [date] - [date]
Exhibit A	Month 1	Month 2	Month 3	Total

Premium:
Gross earned premium	$	$	$	$
Less federal excise tax, if applicable	$	$	$	$
Less inuring treaty reinsurance (current rate times NEP)*100%	$	$	$	$
Less inuring facultative reinsurance (100%), as listed below:
a)	$	$	$	$
b)	$	$	$	$
c)	$	$	$
Less reinsurance premium from Exhibits B, C, D, E & F	$	$	$	$

Total Exhibit A gross earned premium
Less Ceding Commission (27.5%)	$	$	$	$
Balance
Quota Share Premium at 15%	$	$	$	$

Loss & Loss Expense:
Total Paid:	$	$	$	$
Total Outstanding:	$	$	$	$
Total Recoveries:	$	$	$	$
Total Incurred:	$	$	$	$

Quota Share Premium	$	$	$	$
Less Total Paid at 15%	$	$	$	$
Less Total Recoveries at 15%	$	$	$	$

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Exhibit A - Net Amount to be Remitted/(Remitted)	$	$	$	$

Period Effective [date] - [date]
Exhibit B; Section A only	Month 1	Month 2	Month 3	Total

Premium:
Net written premium (100%) for accounts as listed below:
a)	$	$	$	$
b)	$	$	$	$
c)	$	$	$	$

Exhibit B; Section B only

Premium:
Minimum and deposit premium payable in equal quarterly installments of $_______ on November 1, 2010, February 1, 2011, May 1, 2011, and August 1, 2011.

Exhibit B: Section A and B Loss & Loss Expense:
Total Paid:	$	$	$	$
Total Outstanding:	$	$	$	$
Total Recoveries:	$	$	$	$
Total Incurred:	$	$	$	$

Exhibit B - Net Amount to be Remitted/(Remitted)	$	$	$	$

Period Effective [date] - [date]
Exhibit C	Month 1	Month 2	Month 3	Total

Premium:
Net written premium (100%) for accounts as listed below:
a)	$	$	$	$
b)	$	$	$	$

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c)	$	$	$	$

Loss & Loss Expense:
Total Paid:	$	$	$	$
Total Outstanding:	$	$	$	$
Total Recoveries:	$	$	$	$
Total Incurred:	$	$	$	$

Exhibit C - Net Amount to be Remitted/(Remitted)	$	$	$	$

Exhibit D	Month 1	Month 2	Month 3	Total

Premium:
Gross written premium (up to 100%) for accounts as listed below:
a)	$	$	$	$
b)	$	$	$	$
c)	$	$	$	$

Total Exhibit D gross written premium
Balance
Quota Share Premium up to 100%	$	$	$	$

Loss & Loss Expense:
Total Paid:	$	$	$	$
Total Outstanding:	$	$	$	$
Total Recoveries:	$	$	$	$
Total Incurred:	$	$	$	$

Quota Share Premium	$	$	$	$
Less Total Paid at up to 100%	$	$	$	$
Less Total Recoveries at up to 100%	$	$	$	$

Exhibit D - Net Amount to be Remitted/(Remitted)	$	$	$	$

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Exhibit E	Month 1	Month 2	Month 3	Total

Premium:
Gross written premium (up to 80%) for accounts as listed below:
a)	$	$	$	$
b)	$	$	$	$
c)	$	$	$	$

Total Exhibit E gross written premium
Balance
Quota Share Premium up to 80%	$	$	$	$

Loss & Loss Expense:
Total Paid:	$	$	$	$
Total Outstanding:	$	$	$	$
Total Recoveries:	$	$	$	$
Total Incurred:	$	$	$	$

Quota Share Premium	$	$	$	$
Less Total Paid at up to 80%	$	$	$	$
Less Total Recoveries at up to 80%	$	$	$	$

Exhibit E - Net Amount to be Remitted/(Remitted)	$	$	$	$

Exhibit F	Month 1	Month 2	Month 3	Total

Premium:
Gross written premium (up to 80%) for accounts as listed below:
a)	$	$	$	$
b)	$	$	$	$
c)	$	$	$	$

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Total Exhibit F gross written premium
Balance
Quota Share Premium up to 80%	$	$	$	$

Loss & Loss Expense:
Total Paid:	$	$	$	$
Total Outstanding:	$	$	$	$
Total Recoveries:	$	$	$	$
Total Incurred:	$	$	$	$

Quota Share Premium	$	$	$	$
Less Total Paid at up to 80%	$	$	$	$
Less Total Recoveries at up to 80%	$	$	$	$

Exhibit F - Net Amount to be Remitted/(Remitted)	$	$	$	$

Total Net Amount to be Remitted/(Remitted) - Exhibits A, B, C, D, E, and F	$	$	$	$

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ATTACHMENT B

MEMORANDUM
OF
REINSURANCE DECLARATIONS PAGE
DATE:
A	TO:	B	FROM:
C	This confirms your: AUTHORIZING [ ] From: BINDING [ ] To: Reinsurance in favor of (reinsured):
D	POLICY NUMBER: POLICYHOLDER:
E	COVERAGE PROVIDED:
F	LIMITS PROVIDED: As set out in the Reinsurance Agreement.
G	PARTICIPATION PRO RATA [ ] EXCESS [ ]
DEDUCTIONS FROM PREMIUMS CEDED
H	PREMIUM: ADDITIONAL COMMENTS/REMARKS/PROVISIONS: Reinsurance includes proportional share of loss expenses as set out in Exhibits B, C, D, E, and F of the Reinsurance Agreement.

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Coverage provided is subject to the provisions shown on the following pages.
SIGNED AND ACCEPTED BY THE COMPANY:	DATE
ON BEHALF OF THE REINSURER: ___________________________________________

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